Exhibit 4.31.15



                        FORBEARANCE AGREEMENT RELATING TO
                    $1,500,000,000 FIVE-YEAR CREDIT AGREEMENT


          FORBEARANCE AGREEMENT, dated as of October 16, 2002 (this "Agreement"), among Conseco, Inc., an Indiana corporation (the "Borrower"), CIHC, Incorporated, a Delaware corporation ("CIHC" and, together with the Borrower, the "Obligors"), the financial institutions named on the signature pages hereto (the "Participant Banks") and Bank of America, N.A., individually and as agent for the Banks (the "Agent").

                                   WITNESSETH:

          A. WHEREAS, the Borrower, the Participant Banks, certain other financial institutions and the Agent are parties to a $1,500,000,000 Five-Year Credit Agreement dated as of September 25, 1998 (as heretofore amended, the "Credit Agreement");

          B. WHEREAS, the Borrower has advised the Agent and the Banks that, as of the date hereof, certain Events of Default (as defined below, the "Specified Defaults") have occurred and are continuing or are expected to occur under the Credit Agreement; and

          C. WHEREAS, the Borrower has asked the Banks, and the Participant Banks are willing, to forbear from exercising certain default-related remedies against the Obligors under the Loan Documents and the CIHC Guaranty on account of the Specified Defaults for a limited period of time and upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

          SECTION 2 . Obligor Acknowledgements and Undertakings.

          (a) Each Obligor acknowledges and agrees that the aggregate principal amount of the outstanding Loans under the Credit Agreement as of October 17,

2002 and the aggregate accrued and unpaid interest on the Loans through October 17, 2002 will be as follows:

          Principal amount of the Loans
          as of October 17, 2002:                              $1,493,275,217.39

          Accrued and unpaid interest on
          the Loans through October 17, 2002:                  $23,365,185.16

The foregoing amounts do not include unpaid interest, fees, expenses and other amounts (other than accrued and unpaid interest on the Loans through October 17, 2002) that are chargeable or otherwise reimbursable under the Loan Documents.

          (b) Each Obligor agrees and acknowledges that Events of Default under clauses (a), (c) and (e) of Article 5 of the Appendix (incorporated by reference into the Credit Agreement), including, without limitation, (i) the failure by the Borrower (and CIHC as guarantor) to pay interest on the Loans on October 17, 2002 and October 31, 2002 pursuant to Section 2.12(b) of the Credit Agreement or within the applicable grace period, (ii) the failure by the Borrower to comply with the financial covenants set forth in Section 4.13 of the Appendix as of June 30, 2002 and September 30, 2002, (iii) the failure by the Borrower and CIHC (as guarantor of the Borrower's obligations with respect to the New Notes (as defined in Schedule I)) to make the interest payment (and, in the case of the October 2002 Notes (as defined in Schedule I), to repay the principal amount) in respect of any Indebtedness set forth on Schedule I hereto on the payment date set forth with respect to such Indebtedness on such Schedule or within any applicable grace or notice period, (iv) the failure by the Obligors (as guarantors) to make the interest payment in respect of the D&O Facilities on the applicable interest payment dates in October 2002 or within any applicable grace period and (v) Events of Default under clause (e) of the Appendix solely as a result of any of the foregoing constituting a default under any other Indebtedness (collectively, the "Specified Defaults") constitute material Events of Default that have occurred and are continuing or are expected to occur on or before October 31, 2002.

          (c) The Borrower shall, on or prior to October 18, 2002 (or, in the case of the Milliman Information (as defined in Schedule IV hereto) October 22,
2002), deliver or cause to be delivered to Ernst & Young Corporate Finance ("EYCF") the information listed on Part 1 of Schedule IV hereto, such information to be in form and substance satisfactory to EYCF. The Borrower shall, on an ongoing basis, promptly upon the preparation or receipt thereof, deliver or cause to be delivered to EYCF the information listed on Part 2 of
Schedule IV hereto, such information to be in form and substance satisfactory to EYCF.

          (d) The Borrower shall, promptly upon obtaining knowledge thereof, notify the Agent and the Banks in writing of the occurrence of any event or condition described in clauses (ii), (iv) or (v) of Section 3(b) below.

          SECTION 3 . Forbearance.

          (a) The Agent and the Participant Banks agree that until the expiration of the Forbearance Period (as defined below), the Agent and the Participant Banks will temporarily forbear from the exercise of their default-related remedies against the Obligors solely to the extent the availability of such remedies arises exclusively from the Specified Defaults; provided that the Borrower shall comply during the Forbearance Period with all provisions, limitations, restrictions or prohibitions that would otherwise be effective or applicable under any of the Loan Documents during the continuance of any Default or Event of Default.

          (b) As used herein, "Forbearance Period" means the period beginning on the date hereof and ending on the earliest to occur of (any such occurrence being a "Termination Event"):

               (i) 12:01 A.M. (New York time) on November 27, 2002;

               (ii) the occurrence of any Default or Event of Default other than a Specified Default;

               (iii) the failure of the Borrower to perform the covenants and agreements contained in this Agreement in accordance with their terms;

               (iv) the commencement by any holder of Indebtedness or other obligations (including, without limitation, any Indebtedness or other obligations pursuant to any agreement or instrument listed on Schedule I, II or III hereto or any guaranty thereof) of the Borrower, any of its Subsidiaries or any special purpose entity established in connection with the transactions contemplated by any of the agreements referred to in Schedule II hereto (each, an "SPE") (or any indenture trustee or agent therefor) of the exercise of any remedy (including, without limitation, acceleration or the making of a demand in respect of such Indebtedness or obligation or under any guaranty entered into in connection therewith) or the taking of any other action in furtherance of collection or enforcement of any claim or Lien against the Borrower, any of its Subsidiaries or any SPE or any of their respective assets; provided that, (A) solely in the case of agreements or instruments listed in Schedule II, the foregoing shall constitute a Termination Event only if the Borrower fails to receive by the close of business on the second Business Day after occurrence of such event a written notification from the Required Banks stating that the forbearance granted in this Agreement will not be rescinded as a result of such event and (B) in the case of Indebtedness or other obligations arising under agreements or instruments not listed on
          Schedule I, II or III hereto, the foregoing shall constitute a Termination Event only if the aggregate principal amount of Indebtedness or other obligations outstanding under such agreements or instruments (including committed or available amounts thereunder) exceeds $10,000,000;

               (v) the making by the Borrower or any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries), directly or indirectly, of any Investment in Conseco Finance or any of its Subsidiaries after the date hereof (other than Investments in an aggregate amount not exceeding $6,000,000 in respect of products and services provided in the ordinary course of business and consistent with past practices), unless, at least five Business Days prior to making such Investment, the Borrower shall have delivered written notification thereof to the Agent setting forth the name of the entity making such Investment, the date on which such Investment is to be made, the amount and form of such Investment and, in reasonable detail, the reasons for making such Investment; and

               (vi) receipt by the Borrower of a written notice from the Required Banks (regardless of whether party hereto) advising the Borrower (in their sole discretion) that the forbearance granted in this Agreement is terminated.

          (c) Upon a Termination Event, the agreement of the Agent and the Participant Banks hereunder to forbear from exercising their default-related remedies shall immediately terminate without the requirement of any demand, presentment, protest or notice of any kind, all of which each Obligor waives. Each Obligor agrees that the Agent and the Banks may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Loan Documents and the CIHC Guaranty and/or applicable law, including, without limitation, their respective rights and remedies in connection with any or all of the Defaults and Events of Default, including, without limitation, the Specified Defaults. For the avoidance of doubt, nothing herein limits the right of the Agent or the Banks, including during the Forbearance Period, to take any action to preserve or exercise rights or remedies against parties other than the Obligors ("Third Party Rights"). For purposes of the foregoing, the Obligors acknowledge and agree that execution and delivery of this Agreement shall constitute the making of any necessary demand against or the giving of any necessary notice for purposes of preserving and/or permitting the exercise of any such Third Party Rights of the Agent and the Banks.

          (d) Execution of this Agreement constitutes a direction by the Participant Banks that the Agent act in accordance with its terms.

          (e) Each Obligor acknowledges and agrees that the agreement of the Agent and the Participant Banks hereunder to forbear from exercising their default-related remedies with respect to the Specified Defaults shall not constitute a waiver of such Specified Defaults and that the Agent and the Banks expressly reserve all rights and remedies that the Agent and the Banks now or may in the future have under any or all of the Loan Documents, the CIHC Guaranty and/or applicable law in connection with all Defaults and Events of Default (including without limitation the Specified Defaults).

          SECTION 4 . Reference to and Effect upon the Credit Agreement.

          (a) Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement, any other Loan Document and the CIHC Guaranty, and all rights of the Agent and the Banks and all obligations of the Obligors thereunder, shall remain in full force and effect. Each Obligor hereby confirms that the Credit Agreement, the other Loan Documents and the CIHC Guaranty are in full force and effect.

          (b) Except as expressly provided herein, nothing contained in this Agreement and no action by, or inaction on the part of, any Bank or the Agent shall, or shall be deemed to, directly or indirectly (i) constitute a consent to or waiver of any past, present or future violations of any provisions of the Credit Agreement, any other Loan Document or the CIHC Guaranty, (ii) amend, modify or operate as a waiver of any provision of the Credit Agreement, any other Loan Document or the CIHC Guaranty or, except as expressly set forth herein, of any right, power or remedy of the Agent or any Bank thereunder or
(iii) constitute a course of dealing or other basis for altering any obligations of any Obligor under the Loan Documents, the CIHC Guaranty or any other contract or instrument.

          (c) This Agreement shall constitute a Loan Document.

          SECTION 5 . Representations and Warranties. To induce the Agent and the Participant Banks to execute and deliver this Agreement, each Obligor represents and warrants that:

          (a) The execution, delivery and performance by each Obligor of this Agreement have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of any of such Obligor's Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Obligor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Obligor or its property is subject or (iii) violate any Requirement of Law. This Agreement constitutes the legal, valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          (b) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement.

          (c) On and as of the Forbearance Effective Date (as defined below) and after giving effect to this Agreement, (i) the representations and warranties of the Borrower set forth in the Loan Documents are true and correct as though made on and as of the Forbearance Effective Date (except (1) to the extent a representation or warranty references a specific date, in which case, such representation or warranty is true and correct as of such date and (2) that, for purposes of this Section 5(c)(i), (A) the reference in Section 5.05 of the Credit Agreement to "September 1, 2000" shall be read to be a reference to "September 1, 2002" and (B) the reference in Section 5.16 of the Credit Agreement to "the First Amendment" shall be read as a reference to "this Agreement") and (ii) other than the Specified Defaults, no Default or Event of Default has occurred and is continuing.

          SECTION 6 . Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois.

          SECTION 7 . Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 8 . Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

          SECTION 9 . Further Assurances. Each Obligor agrees to take all further actions and execute all further documents as the Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

          SECTION 10 . Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with Section 10.02 of the Credit Agreement.

          SECTION 11 . Effectiveness. This Agreement shall become effective on the date (the "Forbearance Effective Date") when the following conditions are satisfied:

          (i) the Agent shall have received from each of the Obligors and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

          (ii) a certificate of the chief operating officer of the Borrower certifying that the representations and warranties made by the Borrower pursuant to Section 5 of this Agreement are true and correct on and as of the date of this Agreement; and

          (iii) the requisite lenders under each of (a) the Agreement dated September 22, 2000, Re: 1997 D&O Loans, (b) the Agreement dated September 22, 2000, Re: 1998 D&O Loans, and (c) the Agreement dated September 22, 2000, Re:
1999 D&O Loans, shall have entered into forbearance agreements thereunder on terms substantially similar to those contained herein.

          SECTION 12 . Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 13 . No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each Obligor, the Agent and the Banks and their respective successors and assigns; provided that the Banks (other than the Participant Banks) shall not be bound by the forbearance granted hereunder. No Person other than the parties hereto and any other Bank shall have any rights hereunder or be entitled to rely on this Agreement, and all third-party beneficiary rights (other than the rights of any other Bank) are hereby expressly disclaimed.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     CONSECO, INC.



                                   By: /s/ David K. Herzog
                                      ----------------------------------------
                                      Name:   David K. Herzog
                                      Title:  Executive Vice President, General
                                              Counsel and Secretary

                                     CIHC, INCORPORATED



                                     By: /s/ William T. Devanney, Jr.
                                        ----------------------------------------
                                        Name:   William T. Devanney, Jr.
                                        Title:  Senior Vice President

                                     BANK OF AMERICA, N.A., as
                                       Administrative Agent and as a Bank



                                     By: /s/ Bridget A. Garavalia
                                        ----------------------------------------
                                        Name:   Bridget A. Garavalia
                                        Title:  Managing Director

                                      STARK TRADING



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     SHEPHERDS INVESTMENTS INT'L LTD.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     JPMORGAN CHASE BANK



                                     By: /s/ Helen L. Newcomb
                                        ----------------------------------------
                                        Name:   Helen L. Newcomb
                                        Title:  Vice President

                                     BEAR STEARNS & CO INC.



                                     By: /s/ John E. McDermott
                                        ----------------------------------------
                                        Name:   John E. McDermott
                                        Title:  Senior Managing Director

                                     DEUTSCHE BANK, AG, NEW YORK
                                        AND/OR CAYMAN ISLANDS
                                        BRANCHES


                                     By: /s/ Roberta Woods
                                        ----------------------------------------
                                        Name:   Roberta Woods
                                        Title:



                                     By: /s/ Mark B. Cohen
                                        ----------------------------------------
                                        Name:   Mark B. Cohen
                                        Title:  Managing Director
                                                Head of Workout

                                     SILVER OAK CAPITAL LLC



                                     By: /s/ Jeffrey H. Aronson
                                        ----------------------------------------
                                        Name:   Jeffrey H. Aronson
                                        Title:  Authorized Signatory

                                     GENERAL ELECTRIC CAPITAL
                                        CORPORATION



                                     By: /s/ W. Jerome McDermott
                                        ----------------------------------------
                                        Name:   W. Jerome McDermott
                                        Title:  Duly Authorized Signatory

                                     DEUTSCHE BANK TRUST CO
                                        AMERICAS



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     DK ACQUISITION PARTNERS



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     THE BANK OF NEW YORK



                                     By: /s/ Stephen C. Brennan
                                        ----------------------------------------
                                        Name:   Stephen C. Brennan
                                        Title:  Vice President

                                     BANK OF TOKYO-MITSUBISHI LTD
                                        NEW YORK BRANCH



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     CREDIT SUISSE FIRST BOSTON



                                     By: /s/ Michael Criscito
                                        ----------------------------------------
                                        Name:   Michael Criscito
                                        Title:  Director




                                     By: /s/ Stephen Yankauer
                                        ----------------------------------------
                                        Name:   Stephen Yankauer
                                        Title:  Director

                                    SOCIETE GENERALE



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     GOLDMAN SACHS CREDIT
                                        PARTNERS LP



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     COMERICA BANK



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     OAKTREE CAPITAL MANAGEMENT,
                                        LLC, AS GENERAL PARTNER
                                        AND/OR INVESTMENT
                                        MANAGER OF CERTAIN FUNDS
                                        AND/OR ACCOUNTS IT
                                        MANAGES



                                     By: /s/ Keith Liang
                                        ----------------------------------------
                                        Name:   Keith Liang
                                        Title:  Managing Director

                                     PERRY PRINCIPALS, LLC



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     KEYBANK NA



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     WELLS FARGO BANK NA



                                     By: /s/ Michael B. Sullivan
                                        ----------------------------------------
                                        Name:   Michael B. Sullivan
                                        Title:  Senior Vice President

                                     SATELLITE SENIOR INCOME FUND
                                        LLC



                                     By: /s/ Mark Sonnino
                                        ----------------------------------------
                                        Name:   Mark Sonnino
                                        Title:  Principal

                                     MARINER LDC



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     NORTHWOODS CAPITAL III LIMITED


                                     By: Angelo, Gordon & Co., L.P., as
                                         Collateral Manager



                                     By: /s/ John W. Fraser
                                        ----------------------------------------
                                        Name:   John W. Fraser
                                        Title:  Managing Director

                                     KENSINGTON INTERNATIONAL
                                        LIMITED


                                     By: Elliott International Capital Advisors
                                         Inc. as attorney-in-fact



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     PAM CAPITAL FUNDING LP


                                     By: Highland Capital Management, L.P.
                                         As Collateral Manager



                                     By: /s/ Louis Koven
                                        ----------------------------------------
                                        Name:   Louis Koven
                                        Title:  Executive Vice President-CFO

                                     NORDDEUTSCHE LANDESBANK
                                        GIROZENTRALE



                                     By: /s/ Jens A. Westrick
                                        ----------------------------------------
                                        Name:   Jens A. Westrick
                                        Title:  EVP


                                     By: /s/ Josef Haas
                                        ----------------------------------------
                                        Name:   Josef Hass
                                        Title:  VP

                                     SUNTRUST BANK



                                     By: /s/ Byron P. Kurtgis
                                        ----------------------------------------
                                        Name:   Byron P. Kurtgis
                                        Title:  Director

                                     CERES II FINANCE LTD



                                     By: INVESCO Senior Secured
                                            Management, Inc., as Sub-Managing
                                            Agent (Financial)



                                     By: /s/ Gregory Stoeckle
                                        ----------------------------------------
                                        Name:   Gregory Stoeckle
                                        Title:  Authorized Signatory

                                     FERNWOOD ASSOCIATES LP



                                     By: /s/ David B. Forer
                                        ----------------------------------------
                                        Name:   David B. Forer
                                        Title:  General Partner

                                     US BANK NA



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     BANK OF AMERICA, N.A. DEBT TRADING



                                     By: /s/ Edward Harmon
                                        ----------------------------------------
                                        Name:   Edward Harmon
                                        Title:  Vice President

                                     ML CBO IV CAYMAN LTD.


                                     By: Highland Capital Management, L.P.
                                         As Collateral Manager



                                     By: /s/ Louis Koven
                                        ----------------------------------------
                                        Name:   Louis Koven
                                        Title:  Executive Vice President - CFO

                                     NATIONAL CITY BANK OF INDIANA



                                     By: /s/ Jeffrey L. Ayres
                                        ----------------------------------------
                                        Name:   Jeffrey L. Ayres
                                        Title:  Vice President

                                     PAMCO CAYMAN LTD.


                                     By: Highland Capital Management, L.P.
                                         As Collateral Manager



                                     By: /s/ Louis Koven
                                        ----------------------------------------
                                        Name:   Louis Koven
                                        Title:  Executive Vice President - CFO

                                     PRESIDENT & FELLOWS OF
                                        HARVARD



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     DE SHAW LAMINAR PORTFOLIOS
                                        LLC



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     CANPARTNERS INVESTMENTS IV
                                        LLC



                                     By: /s/ Joshua S. Freidman
                                        ----------------------------------------
                                        Name:   Joshua S. Freidman
                                        Title:  Authorized Signatory

                                     MERRILL LYNCH PIERCE FENNER &
                                        SMITH



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     NUVEEN SENIOR INCOME FUND



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     AG CAPITAL FUNDING PARTNERS
                                        LP


                                     By: Angelo, Gordon & Co., L.P., as
                                         Collateral Manager



                                     By: /s/ John W. Fraser
                                        ----------------------------------------
                                        Name:   John W. Fraser
                                        Title:  Managing Director

                                     HARBOURVIEW CDO II LTD



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     JPMORGAN SECURITIES



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     VARDE FUND V LP



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     STEIN ROE FLOATING RATE
                                         LIMITED LIABILITY COMPANY



                                     By: Stein Roe & Farnham Incorporated,
                                         As Advisor



                                     By: /s/ James R. Fellows
                                        ----------------------------------------
                                         Name:   James R. Fellows
                                         Title:  Sr. Vice President &
                                                 Portfolio Manager

                                     MORGAN STANLEY EMERGING
                                        MARKETS INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     AMMC CDO II, LTD



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     NORTHWOODS CAPITAL LIMITED





                                     By: Angelo, Gordon & Co., L.P., as
                                         Collateral Manager



                                     By: /s/ John W. Fraser
                                        ----------------------------------------
                                        Name:   John W. Fraser
                                        Title:  Managing Director

                                     KZH CNC LLC



                                     By: /s/ Joyce Fraser-Bryant
                                        ----------------------------------------
                                        Name:   Joyce Fraser-Bryant
                                        Title:  Authorized Agent

                                     AMMC CDO I LIMITED



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     NORTHWOODS CAPITAL II LTD



                                     By: Angelo, Gordon & Co., L.P., as
                                         Collateral Manager



                                     By: /s/ John W. Fraser
                                        ----------------------------------------
                                        Name:   John W. Fraser
                                        Title:  Managing Director

                                     WINGED FOOT FUNDING TRUST



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     LIBERTY ADVISOR FLOATING RATE
                                        ADVANTAGE FUND


                                     By: Stein Roe & Farnham Incorporated,
                                         As Advisor



                                     By: /s/ James R. Fellows
                                        ----------------------------------------
                                        Name:   James R. Fellows
                                        Title:  Sr. Vice President &
                                                Portfolio Manager

                                     MARINER OPPORTUNITIES II LP



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     NEWSTART FACTORS INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     ALLIANCE CAPITAL FUNDING LLC



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     AVALON CAPITAL LTD. 2


                                     By: INVESCO Senior Secured
                                         Management, Inc. As Portfolio
                                         Advisor



                                     By: /s/ Gregory Stoeckle
                                        ----------------------------------------
                                        Name:   Gregory Stoeckle
                                        Title:  Authorized Signatory

                                     CALIFORNIA PUBLIC EMPLOYEES'
                                         RETIREMENT SYSTEM



                                     By: Highland Capital Management, L.P.
                                         as Authorized Representatives of the
                                         Board


                                     By: /s/ Louis Koven
                                        ----------------------------------------
                                        Name:   Louis Koven
                                        Title:  Executive Vice President - CFO

                                     HAVENS PARTNERS



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     SRS STRATEGIES (CAYMAN) LP



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     AMARA 2 FINANCE LTD.



                                     By: INVESCO Senior Secured
                                         Management, Inc., as Financial
                                         Manager



                                     By: /s/ Gregory Stoeckle
                                        ----------------------------------------
                                        Name:   Gregory Stoeckle
                                        Title:  Authorized Signatory

                                     AMARA-1 FINANCE LTD.



                                     By: INVESCO Senior Secured
                                         Management, Inc., as Financial
                                         Manager



                                     By: /s/ Gregory Stoeckle
                                        ----------------------------------------
                                        Name:   Gregory Stoeckle
                                        Title:  Authorized Signatory

                                     OASIS COLLATERALIZED HIGH
                                         INCOME PORTFOLIOS-1, LTD.


                                     By: INVESCO Senior Secured
                                         Management Inc., As Subadvisor



                                     By: /s/ Gregory Stoeckle
                                        ----------------------------------------
                                        Name:   Gregory Stoeckle
                                        Title:  Authorized Signatory

                                     AXIS SRS LIMITED



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                      SCHEDULE I

                                  Indebtedness

--------------------------------------------------------------------------------------------------------------------
Indenture                                                                             Payment Date
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"Old" 8.75% Senior Notes due February 2004 issued pursuant to the Senior Indenture    August 9, 2002
dated November 13, 1997
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"New" 8.75% Guaranteed Senior Notes due August 2006 issued pursuant to the First      August 9, 2002
Senior Indenture dated April 24, 2002 (the "New 8.75% Notes")
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"Old" 6.4% Senior Notes due February 2003 issued pursuant to the Senior Indenture     August 12, 2002
dated November 13, 1997
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"New" 6.4% Guaranteed Senior Notes due February 2004 issued pursuant to the First     August 12, 2002
Senior Indenture dated April 24, 2002 (the "New 6.4% Notes")
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
8.125% Senior Notes due February 2003 issued pursuant to the Senior Indenture dated   August 15, 2002
February 18, 1993
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
6.75% FELINE PRIDES due February 2003                                                 August 16, 2002
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"Old" 8.5% Senior Notes due October 2002 issued pursuant to the Senior Indenture      October 15, 2002
dated November 13, 1997 (the "October 2002 Notes")
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"New" 8.5% Guaranteed Senior Notes due October 2003 issued pursuant to the First      October 15, 2002
Senior Indenture dated April 24, 2002 (the "New 8.5% Notes")
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"Old" 9.0% Senior Notes due October 2006 issued pursuant to the Senior Indenture      October 15, 2002
dated November 13, 1997
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
"New" 9.0% Guaranteed Senior Notes due April 2008 issued pursuant to the First        October 15, 2002
Senior Indenture dated April 24, 2002 (the "New 9.0% Notes", and together with the New 8.75% Notes, the New 6.4% Notes and the New 8.5%
Notes, the "New Notes")
--------------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE II

                                 CFC Facilities

     1. Third Amended and Restated Master Repurchase Agreement between Merrill Lynch Mortgage Capital Inc. and Green Tree Finance Corp. - Three dated April 5, 2001, and related documents entered into in connection therewith.

     2. Second Amended and Restated Master Repurchase Agreement between Lehman Commercial Paper Inc. and Green Tree Finance Corp. - Five dated January 30, 2002, and related documents entered into in connection therewith.

     3. Asset Assignment Agreement by and between Lehman Commercial Paper Inc. and Green Tree Residual Finance Corp. I dated February 13, 1998, and related documents entered into in connection therewith.

     4. Master Repurchase Agreement between Green Tree Residual Finance Corp I and Lehman Brothers Inc., and related documents entered into in connection therewith.

     5. Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC and Green Tree Financial Corp. dated March 26, 1999, and related documents entered into in connection therewith.

     6. Credit Agreement between Conseco Finance Corp. and U.S. Bank National Association dated as of December 27, 2000, and related documents entered into in connection therewith.

                                                                    SCHEDULE III

                       Indebtedness (with cross-defaults)

     1. 10.5% Senior Notes due December 2004 issued pursuant to the First Supplemental Indenture dated August 31, 1995 (to the Indenture dated December 15, 1994).

     2. "Old" 10.75% Senior Notes due June 2008 issued pursuant to the First Senior Supplemental Indenture dated June 29, 2001 (to the Senior Indenture dated November 13, 1997).

     3. "New" 10.75% Guaranteed Notes due June 2009 issued pursuant to the First Senior Supplemental Indenture dated April 24, 2002 (to the Second Senior Indenture dated April 24, 2002).

                                                                     SCHEDULE IV

                       Information to be delivered to EYCF

     Part 1:

     1. Milliman valuation and details underlying assumptions, along with the statutory model underlying Milliman valuation (together, the "Milliman Information")

     2. Documents regarding 60-day forbearance agreement between Lehman and Conseco Finance

     3. Current cash balance update (as of October 18, 2002) with respect to each of the following entities:
                  i.       Conseco, Inc.,
                  ii.      CCM, Services,
                  iii.     other non-CIHC and non-insurance entities,
                  iv.      CIHC (stand alone), and
                  v.       CIHC (consolidated but excluding insurance entities)

     4.   Conseco and CIHC cash flow sensitivity analysis


     Part 2:

     1.   Business plan / strategic plan for Conseco Finance

     2. Daily and weekly cash balance updates with respect to each of the following entities:
                  i.       Conseco, Inc.,
                  ii.      CCM, Services,
                  iii.     other non-CIHC and non-insurance entities,
                  iv.      CIHC (stand alone), and
                  v.       CIHC (consolidated but excluding insurance entities)

     3.   Daily and weekly liquidity schedules for Conseco Finance

     4.   Weekly NAP/Surrender trends

     5. Any additional information reasonably requested by EYCF regarding the business, financial or corporate affairs of Conseco or any Subsidiary